COLONIAL SMALL CAP VALUE FUND
                  One Financial Center, Boston, Massachusetts 02111

                                                                 August 15, 1997
Dear Shareholder:

         A Special Meeting of Shareholders (Meeting) of Colonial Small Cap Value Fund (Fund) will be held at 10 a.m. Eastern time on September 30, 1997, at the offices of Colonial Management Associates, Inc. (Adviser). Formal notice of the Meeting appears on the next page, followed by the proxy statement. We hope that you can attend the Meeting in person; however, we urge you in any event to vote your shares by completing and returning the enclosed proxy card in the envelope provided at your earliest convenience.

         At the Meeting, you will be asked to consider approval of a new Management Agreement for the Fund and to ratify the selection of Price Waterhouse LLP as the Fund's independent accountants for the fiscal year 1998. After carefully considering each proposal, your Fund's Trustees recommend that you vote FOR each of the proposals. No changes are being proposed to the way the Fund is managed, advised or operated.

         YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. IT IS IMPORTANT THAT YOU VOTE AND THAT YOUR VOTE BE RECEIVED NO LATER THAN SEPTEMBER 29, 1997.

         Your Fund is using Shareholder Communications Corporation (SCC), a professional proxy solicitation firm, to assist shareholders in the voting process. As the date of the Meeting approaches, if we have not yet received your proxy card, you may receive a telephone call from SCC reminding you to exercise your right to vote.

         We appreciate your participation and prompt response in this matter, and thank you for your continued support.

         Sincerely,


         Harold W. Cogger
         President

                            COLONIAL SMALL CAP VALUE FUND
                  One Financial Center, Boston, Massachusetts 02111
                                   (617) 426-3750

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD SEPTEMBER 30, 1997


Dear Shareholder:

         A Special Meeting of Shareholders (Meeting) of Colonial Small Cap Value Fund (Fund) will be held at the offices of Colonial Management Associates, Inc. (Adviser), One Financial Center, Boston, Massachusetts, on Tuesday, September 30, 1997, at 10:00 a.m. Eastern time, to:

1. Approve or disapprove a new Management Agreement for the Fund providing for an increase in the management fee paid by the Fund;

2.   Ratify or reject the selection of independent accountants; and

3. Transact such other business as may properly come before the Meeting or any adjournment thereof.

                                            By order of the Trustees,


                                            Michael H. Koonce, Secretary
August 15, 1997

     NOTICE: YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IF A QUORUM IS NOT PRESENT AT THE MEETING, ADDITIONAL EXPENSES MAY BE INCURRED TO SOLICIT ADDITIONAL PROXIES. TO AVOID THESE COSTS TO YOUR FUND, PLEASE VOTE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IMMEDIATELY.

SV-XXX-0797

                                  PROXY STATEMENT

                                                                August 15, 1997

      The Trustees of the Fund have called a Special Meeting of the Fund's shareholders for 10:00 a.m., Tuesday, September 30, 1997 for the purposes described in the accompanying Notice. The purpose of this Proxy Statement is to provide you with additional information regarding the proposals to be voted on at the Meeting and to request your proxy to vote in favor of the proposals. By properly completing and returning the enclosed proxy card, you will authorize the individuals named on the card to vote your Fund shares in favor of each listed proposal and, in their discretion, on any other matter to properly come before the Meeting. No other matters are contemplated at this time. Additional information concerning the proxy solicitation and voting process and who is eligible to vote is set forth below in Section 1; Sections 2 and 3, respectively, contain additional information regarding the matters to be voted on at the Meeting.

1.     Voting; Proxies; Shareholders Entitled to Vote.

      The enclosed proxy, which was first mailed on August 15, 1997, is solicited by the Trustees for use at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of each proposal referred to in the Proxy Statement. The proxy may be revoked prior to its exercise by a later dated proxy, by written revocation received by the Secretary or by voting in person. Solicitation may be made by mail, telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions. Shareholder Communications Corporation has been engaged to assist in the solicitation of proxies. The cost of this assistance is not expected to exceed $66,957. The cost of solicitation will be paid by the Fund.

      Shareholders of record at the close of business on July 14, 1997 will have one vote for each share held. On such date, the Fund had outstanding 4,510,495.149 Class A, 6,148,765.109 Class B, 290,831.529 Class C and
156,994.782 Class Z shares of beneficial interest. Holders of thirty percent of the shares outstanding on such date constitute a quorum and must be present in person or represented by proxy for business to be transacted at the Meeting.

      As of July 14, 1997, the following shareholders owned more than 5% of a class of shares of the Fund:

      Name and Address               Number of Shares Owned and Percent of Class

                                        Class A   Class B   Class C    Class Z
Merrill Lynch,  Pierce Fenner & Smith,  238,348   941,724   91,554     -----
Inc.,  For  the  Sole  Benefit  of Its  5.30%     15.36%    32.14%
Customers,  4800 Deer Lake Drive East,
3rd Floor, Jacksonville, FL  32246

The  Colonial   Group,   Inc.   Profit  -----     -----     -----      156,764
Sharing Plan,  Summary Account,  Attn:                                 99.85%
Christine    Wiley,    One   Financial
Center, Boston, MA  02111

      Votes cast by proxy or in person will be counted by persons appointed by the Fund to act as election tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. Where a shareholder withholds authority or abstains, or the proxy reflects a "broker non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares will be counted as present and entitled to vote for purposes of determining the presence of a quorum. With respect to approval of the new Management Agreement, withheld authority, abstentions and broker non-votes will have the effect of votes against such proposal; with respect to the ratification of independent accountants, withheld authority, abstentions and broker non-votes have no effect on the outcome of the voting.

      Further information concerning the Fund is contained in its most recent Annual and/or Semiannual Reports to shareholders, which are obtainable free of charge by writing the Adviser at One Financial Center, Boston, MA 02111 or by calling 1-800-426-3750.

2.    Approve or Disapprove a New Management Agreement.

a.       Background of Proposal.

      The Board of Trustees propose that shareholders approve a new Management Agreement, in the form set forth in Appendix A, between Colonial Trust VI (Trust), on behalf of the Fund, and the Adviser. The new Management Agreement is identical to the existing Management Agreement except for the management fee payable by the Fund to the Adviser. The existing Management Agreement provides for a monthly fee at the annual rate of 0.60% of the Fund's average daily net assets for the preceding twelve months. The new Management Agreement provides for a monthly fee at the annual rate of 0.80% of the Fund's average daily net assets. The Fund paid the Adviser $1,428,454 for the fiscal year ended June 30, 1997. If the new Management Agreement had been in effect during the fiscal year ended June 30, 1997, the Fund would have paid the Adviser a fee of $1,900,310, an increase of 33%.

      The following table summarizes the Fund's current transaction expenses and annual operating expenses for each class of the Fund's shares, based on expenses incurred in the most recent fiscal year:

Shareholder Transaction Expenses(1)(2)
                                Class A      Class B     Class C    Class Z
Maximum Initial Sales Charge
 Imposed on a Purchase
 (as a % of offering              5.75%     0.00%(5)     0.00%(5)     0.00%
price)(3)
Maximum Contingent
 Deferred Sales Charge
 (as a % of offering price)(3)    1.00%(4)  5.00%        1.00%        0.00%

(1)     For accounts less than $1,000 an annual fee of $10 may be deducted.
        See "How to Buy Shares."
(2) Redemption proceeds exceeding $15,000 sent via federal funds wire will be subject to a $7.50 charge per transaction.
(3)     Does not apply to reinvested distributions.
(4) Only with respect to any portion of purchases of $1 million to $5 million redeemed within approximately 18 months after purchase. See "How to Buy Shares."
(5) Because of the 0.75% distribution fee applicable to Class B and Class C shares, long-term Class B and Class C shareholders may pay more in aggregate sales charges than the maximum initial sales charge permitted by the National Association of Securities Dealers, Inc. However, because the Fund's Class B shares automatically convert to Class A shares after approximately 8 years, this is less likely for Class B shares than for a class without a conversion feature.

                                  Class A    Class B     Class C   Class Z
Management fee                    0.60%      0.60%       0.60%     0.60%
12b-1 fees                        0.25       1.00        1.00      0.00
Other expenses                    0.53       0.53        0.53      0.53
                                  ----       ----        ----      ----
Total operating expenses          1.38%      2.13%       2.13%     1.13%
                                  ====       ====        ====      =====

      The following table shows the cumulative expenses attributable to a hypothetical $1,000 investment in each class of shares of the Fund for the periods specified, assuming a 5% annual return, and, unless otherwise noted, redemption at period end:

             Class A          Class B               Class C          Class Z
Period:                       (6)       (7)        (6)       (7)
1 year        $ 71        $ 72        $ 22       $ 32      $ 22       $ 11
3 years         99          97          67         67(9)     67(9)      36
5 years        128         134         114        114       114         62
10 years       213         227(8)      227(8)     246       246        135

(6)  Assumes redemption at period end.
(7)  Assumes no redemption.
(8) Class B shares automatically convert to Class A shares after approximately 8 years; therefore, years 9 and 10 reflect Class A shares expenses.
(9) Class C shares do not incur a contingent deferred sales charge on redemptions made after one year.

      Had the new Management Agreement been in effect, the Fund's annual operating expenses for each class of shares would have been:

                                  Class A    Class B     Class C    Class Z
Management fee                    0.80%      0.80%       0.80%      0.80%
12b-1 fees                        0.25       1.00        1.00       0.00
Other expenses                    0.53       0.53        0.53       0.53
                                  ----       ----        ----       ----
Total operating expenses          1.58%      2.33%       2.33%      1.33%
                                  ====       ====        ====       ====


      The following table shows the cumulative expenses attributable to a hypothetical $1,000 investment in each class of shares of the Fund for the periods specified, assuming that the Management Agreement was in effect and assuming a 5% annual return, and, unless otherwise noted, redemption at period end:

             Class A           Class B                Class C          Class Z
Period:                   (10)        (11)        (10)        (11)
1 year       $ 73        $ 74         $ 24        $ 34        $ 24       $ 14
3 years       105         103           73          73(13)      73(13)     42
5 years       139         145          125         125         125         73
10 years      235         248(12)      248(12)     267         267        160

(10) Assumes redemption at period end.
(11) Assumes no redemption.
(12) Class B shares automatically convert to Class A shares after approximately 8 years; therefore, years 9 and 10 reflect Class A shares expenses.
(13) Class C shares do not incur a contingent deferred sales charge on redemptions made after one year.

b.       Consideration by the Board of Trustees.

      The Advisory Fees and Expenses Committee (Committee) of the Board of Trustees met on May 16, 1997 to consider, among other things, the new management fee proposed by the Adviser. The Adviser stated that the Fund had performed well relative to funds in the Lipper Analytical Services, Inc. ("Lipper") small company equity fund category. The Adviser suggested that the reasonableness of the proposed fee be considered in light of the Fund's performance.

      The Adviser stated further that the Fund's current management fee is significantly below the median fee among a group of comparable U.S. small capitalization equity funds similar in size to the Fund, and that had the proposed fee been in effect, the Fund's fee would still have been below such median. The Adviser also provided the Committee with other information including but not limited to information concerning the Adviser's investment, sales, marketing and administrative support personnel, the benefits, including revenue and net income, derived by the Adviser from managing the Fund under the current fee, and other information requested by the Committee. The Committee considered all of the information provided by the Adviser, along with the nature, quality and scope of the services provided to the Fund by the Adviser, and determined to recommend to the full Board of Trustees that the proposed change in the management fee be approved.

      The full Board of Trustees met on June 19 and 20, 1997 to consider, among other things, the proposed management fee change. The Adviser reviewed the proposal with the full Board of Trustees at the meeting, and provided the Board of Trustees with the same data and other information supplied to the Committee along with additional information. The Board of Trustees also was provided with the Committee's recommendation and the reasons therefor. Based on the information provided to the Board of Trustees, particularly information concerning the general level of fees and expenses among comparable funds and the Fund's performance relative to other funds in its category, the Board of Trustees unanimously approved the new management fee.

c.        Trustees and Officers and Other Information.

         The following table sets forth certain information about the Board of Trustees of the Fund:

Name        Trustee             Shares Beneficially Owned     Percentage of Fund
(Age)        Since             of Fund at July 14, 1997(1)       Shares Owned

Robert J. Birnbaum                        ----                       ----
(69)         1995
Tom Bleasdale                             ----                       ----
(67)         1991
Lora S. Collins                         2,234.453                     (2)
(61)         1991
James E. Grinnell                         ----                       ----
(67)         1995
William D. Ireland, Jr.                   ----                       ----
(73)         1991
Richard W. Lowry                          ----                       ----
(61)         1995
William E. Mayer (3)                      ----                       ----
(57)         1994
James L. Moody, Jr.                       ----                       ----
(65)         1991
John J. Neuhauser                         902.297                     (2)
(54)         1991
George L. Shinn                           ----                       ----
(74)         1991
Robert L. Sullivan                        ----                       ----
(69)         1991
Sinclair Weeks, Jr.                       936.822                     (2)
(74)         1991

Trustees and officers as a           160,894.422(4)                  1.45%
group

(1) Except as otherwise noted, each Trustees has sole investment power and sole voting power with respect to his or her shares of the Fund.
(2) Ownership is less than 1%.
(3) Mr. Mayer is an "interested person," as defined in the Investment Company Act of 1940 (1940 Act), because of his affiliation with Hambrecht & Quist Incorporated (a registered broker-dealer).
(4) Arthur O. Stern, who is a former officer of the Trust, held 156,764.190 shares of the Fund, representing 99.85% of the then outstanding Class Z shares. This holding consisted entirely of shares held by him and certain employees of the Adviser as co-Trustees of The Colonial Group, Inc. Profit-Sharing Plan with respect to which they share investment and voting power. Mr. Stern previously served as Secretary of the Fund from 1985 to 1997.

      The following table sets forth certain information about the executive officers of the Fund:

                                                                    Shares
                                                                  Beneficially
                  Executive                                       Owned and
Name               Officer                                      Percent of Fund
(Age)               Since     Office with Fund (1)(2)          at July 14, 1997

Harold W. Cogger              President                          ----
(61)               1996
Davey S. Scoon                Vice President                     ----
(50)               1993
Timothy J. Jacoby             Treasurer and Chief                ----
(45)               1996       Financial Officer
Peter L. Lydecker             Controller and Chief               ----
(43)               1993       Accounting Officer
Michael H. Koonce             Secretary                       56.660 (3)
(37)               1997

(1) Except as otherwise noted, each individual has held the office indicated or other offices in the same company for the last five years.
(2) The Fund's executive officers may benefit from the proposal to increase the management fee, in their capacity as officers, directors or shareholders of the Adviser and its affiliates.
(3) Ownership is less than 1%.

c.      Information Concerning the Adviser and its Affiliates.

      The Adviser acts as investment adviser to the Fund under the existing Management Agreement dated March 27, 1995, which was approved by the shareholders on February 15, 1995, in connection with the merger of The Colonial Group, Inc. and Liberty Financial Companies, Inc. (Liberty Financial). The Adviser is a wholly-owned subsidiary of TCG, One Financial Center, Boston, Massachusetts 02111, which in turn is a wholly-owned subsidiary of Liberty Financial. Liberty Financial is an indirect subsidiary of Liberty Mutual Insurance Company (Liberty Mutual). Liberty Financial is a diversified and integrated asset management organization which provides insurance and investment products to individuals and institutions. Its principal executive offices are located at 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02210. Liberty Mutual is an underwriter of workers' compensation insurance and a Massachusetts-chartered mutual property and casualty insurance company. The principal business activities of Liberty Mutual's subsidiaries other than Liberty Financial are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force. Liberty Mutual's principal executive offices are located at 175 Berkeley Street, Boston, Massachusetts 02117. Liberty Mutual is deemed to be the controlling entity of the Adviser and its affiliates.

     The directors of the Adviser are Bonny E. Boatman, Sheila A. Carroll, Harold W. Cogger, Carl C. Ericson, C. Frazier Evans, Stephen E. Gibson, Donald
S. MacKinnon, Helen Frame Peters, Daniel Rie, Davey S. Scoon and Arthur O. Stern. Mr. Gibson is the principal executive officer of the Adviser. The principal occupations of the Adviser's directors are as officers and directors of the Adviser and certain of its affiliates. The address of the directors and officers of the Adviser is One Financial Center, Boston, Massachusetts 02111.

      The Adviser's compensation under the existing and new Management Agreements is subject to reduction to the extent that in any year the expenses of the Fund exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale. No such limits are currently in effect.

      The existing and new Management Agreements provide that, subject to the Board of Trustees' supervision, the Adviser will manage the assets of the Fund in accordance with its Prospectus and Statement of Additional Information, purchase and sell securities and other investments on behalf of the Fund and report results to the Board of Trustees periodically. The existing and new Management Agreements also require the Adviser to furnish, at its expense (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (excluding custodial, transfer agency, pricing and certain record keeping services); and (c) compensation to Trustees who are directors, officers of employees or the Adviser or its affiliates.

      The existing and new Management Agreements may be terminated at any time by the Adviser, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund without penalty on 60 days' written notice; shall automatically terminate upon any assignment; and otherwise shall continue in effect from year to year if approved annually (1) by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund and (2) by a majority of the Trustees who are not "interested" persons as defined under the 1940 Act.

      The Adviser provides bookkeeping and pricing services to the Fund pursuant to a separate Pricing and Bookkeeping Agreement under which the Adviser is paid a monthly fee of $2,250 for the first $50 million of the Fund's net assets, plus a monthly percentage fee at the following annual rates: 0.035% on the next $950 million; 0.025% on the next $1 billion; 0.015% on the next $1 billion; and 0.001% on the excess over $3 billion of the average daily net assets of the Fund for such month. For these services, the Fund paid the Adviser $ for the fiscal year ended June 30, 1997.

      Colonial Investors Service Center, Inc. (Transfer Agent), an affiliate of the Adviser, serves as the Fund's shareholder servicing and transfer agent. The Transfer Agent is paid a monthly fee of 0.25% annually of the Fund's average daily net assets plus certain out-of-pocket expenses. For these services, the Fund paid the Transfer Agent $xxx,xxx for the fiscal year ended June 30, 1997.
Effective October 1, 1997, the fee will begin to be reduced so that after September 30, 1998, the fee will be at the annual rate of 0.236% of the Fund's average daily net assets plus certain out-of-pocket expenses.

      Colonial Investment Services, Inc. (Distributor), a subsidiary of the Adviser, serves as the distributor for the Fund's shares. For the fiscal year ended June 30, 1997, the Distributor retained net underwriting discounts of $xx,xxx on sales of the Fund's Class A shares and received contingent deferred sales charges of $xx,xxx and $x,xxx on Class B and Class C share redemptions, respectively. The Distributor is also paid a monthly service fee at an annual rate of 0.25% of the Fund's net assets attributable to Class A, Class B and Class C shares. The Fund also pays the Distributor a monthly fee of 0.75% of the average daily net assets attributed to the Fund's Class B and Class C shares. For these services, the Fund paid the Distributor service fees of $xxx,xxx and distribution fees applicable to Class B and Class C shares of $xx,xxx and $xx,xxx, respectively, for the fiscal year ended June 30, 1997. Class C shares (formerly known as Class D shares) were initially offered on January 15, 1996.

      In addition to the fees described above, the Fund pays all of its expenses not assumed by the Adviser, including, without limitation, fees and expenses of the Independent Trustees, interest charges, taxes, brokerage commissions, expenses of issue or redemption of shares, fees and expenses of registering and qualifying shares of the Fund for distribution under federal and state laws and regulations, custodial, auditing and legal expenses, expenses of providing reports to shareholders, expenses of meetings of shareholders, expenses of printing and mailing prospectuses, proxy statements and proxies to existing shareholders, and its proportionate share of insurance premiums and professional association dues or assessments. With respect to Colonial Trust VI, all general Trust expenses are allocated among and charged to the assets of each fund in the Trust, including the Fund, on a basis that the Board of Trustees deem fair and equitable, which may be based on the relative net assets of such funds or the nature of the services performed and relative applicability of the services to each fund. Each fund also is responsible for such non-recurring expenses as may arise, including litigation in which the fund may be a party, and other expenses as determined by the Board of Trustees. Each fund may have an obligation to indemnify its officer and Trustees with respect to litigation.

e.      Additional Information Pertaining to the Adviser.

      In addition to the services provided by the Adviser to the Fund, the Adviser also provides management and other services and facilities to other investment companies with different investment objectives than the Fund. Information with respect to the assets of and management fees payable to the Adviser by the funds having investment objectives similar to those of the Fund is set forth below:

                                                        Annual
                                 Total Net Assets     Management/Administration
                                 at July 31, 1997     Fee as % of Average
Funds                              (in millions)        Daily Net Assets

Colonial Aggressive Growth Fund                         0.85% (1)
Colonial Global Equity Fund                             0.75% (2)
Colonial Select Value Fund                              0.60% (3)
Colonial U.S. Stock Fund                                0.80% (4)
 Colonial-Keyport U.S. Stock Fund                       0.80% (5)

(1) The Adviser has voluntarily agreed to waive its fee so that the fund's total expenses will not exceed 1.30%.
(2) The Adviser has voluntarily agreed to waive its fee so that the fund's total expenses will not exceed 1.40%. Subject to shareholder approval on September 30, 1997, the management fee will increase to 0.95%.
(3) The Adviser receives a monthly management fee of 1/12 of 0.60% of fund average net assets, adjusted upward or downward by a maximum of 0.20% of such assets based on the relative total return of the fund and the S&P Index over the prior 12 months. Subject to shareholder approval on September 30, 1997, the current fee structure will be replaced with a management fee of 0.70% with no performance adjustment.
(4) The Adviser has voluntarily agreed to waive its fee so that the fund's total expenses will not exceed 1.25%.
(5) The Adviser is the sub-adviser and receives a sub-advisory fee of 0.60% of the fund's average daily net assets. The fee is for investment management services only. Keyport Advisory Services Corp., the Fund's manager, has voluntarily agreed to waive its fee so that the fund's total expenses will not exceed 1.00%.

f.    Required Vote.

      Approval of the new Management Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act), which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are represented at the Meeting in person or by proxy.

      The Trustees unanimously recommend that shareholders of the Fund vote to approve the new Management Agreement.

3.     Ratification of Independent Accountants.

a.      Background of Proposal.

      Price Waterhouse LLP was selected as independent accountants for the Fund for the Fund's fiscal year ending June 30, 1998, by unanimous vote of the Board of Trustees, subject to ratification or rejection by the shareholders. Neither Price Waterhouse LLP nor any of its partners has any direct or material indirect financial interest in the Fund. A representative of Price Waterhouse LLP will be available at the Meeting, if requested by a shareholder in writing at least five days before the Meeting, to respond to appropriate questions and make a statement (if the representative desires).

b.       Required Vote.

      Ratification requires the affirmative vote of a majority of the shares of the Fund voted at the Meeting.

4.    Other Matters and Discretion of Attorneys Named in the Proxy.

      As of the date of this Proxy Statement, only the business mentioned in Items 1 and 2 of the Notice of the Meeting is contemplated to be presented. If any procedural or other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holder(s).

The Meeting is to be held at the same time as the meeting of shareholders of Colonial Global Equity Fund and Colonial Select Value Fund. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the Meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meetings so that the Meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

      If a quorum of shareholders (thirty percent of the shares entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, if sufficient votes in favor of the Items set forth in the Notice of the Meeting are not received by September 30, 1997, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than ninety days in the aggregate and further solicitation of proxies may be made. Any such adjournment may be effected by a majority of the votes properly cast in person or by proxy on the question at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Items set forth in the Notice of the Meeting. They will vote against any such adjournment those proxies required to be voted against any of such Items.

      The Trust's Agreement and Declaration of Trust does not provide for an annual meeting of shareholders. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by the Fund within a reasonable period of time prior to such meeting.

      Shareholders are urged to vote, sign and mail their proxies immediately.

17


                                     APPENDIX A

                                MANAGEMENT AGREEMENT


AGREEMENT dated as of September 30, 1997, between COLONIAL TRUST VI, a Massachusetts business trust (Trust), with respect to COLONIAL SMALL CAP VALUE FUND (Fund), and COLONIAL MANAGEMENT ASSOCIATES, INC., a Massachusetts corporation (Adviser).

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Adviser will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Adviser may delegate its investment responsibilities to a sub-adviser.

2. In carrying out its investment management obligations, the Adviser shall:

        (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3.      The Adviser shall furnish at its expense the following:

        (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by
        Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder (1940 Act); and (c) compensation of Trustees who are directors, officers, partners or employees of the Adviser or its affiliated persons (other than a registered investment company).

4. The Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Adviser monthly a fee at the annual rate of 0.80% of the average daily net assets of the Fund.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Adviser's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Adviser may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Adviser declares to be effective.

7. This Agreement shall become effective as of the date of its execution, and

        (a) unless otherwise terminated, shall continue until two years from its date of execution and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund; (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Adviser on sixty days' written notice to the Trust.

8.      This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

COLONIAL TRUST VI on behalf of
COLONIAL SMALL CAP VALUE FUND



By:  __________________________
     Title:


COLONIAL MANAGEMENT ASSOCIATES, INC.



By:  __________________________
     Title:

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.

                          COLONIAL SMALL CAP VALUE FUND
                This Proxy is Solicited on Behalf of the Trustees

PROXY
         The undersigned  shareholder hereby appoints Harold W. Cogger,  Michael
H. Koonce and Arthur O. Stern, and each of them, proxies of the undersigned, with power of substitution, to vote at the Special Meeting of Shareholders of Colonial Small Cap Value Fund, to be held at Boston, Massachusetts, on Tuesday, September 30, 1997 and at any adjournments, as follows on the reverse side:

          CONTINUED AND TO BE SIGNED ON REVERSE SIDE /SEE REVERSE SIDE/

/X/  Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed above and, absent direction, will be voted for Items 1 and 2 listed below.


1. APPROVE OR DISAPPROVE A NEW MANAGEMENT AGREEMENT FOR THE FUND PROVIDING FOR AN INCREASE IN THE MANAGEMENT FEE PAID BY THE FUND. (Item 1 of the Notice)

    /   /    FOR              /   /    AGAINST           /   /   ABSTAIN

2. PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS.
   (Item 2 of the Notice)

    /   /    FOR              /   /    AGAINST           /   /   ABSTAIN

3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT /    /


     Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                   Signature------------------- Date------------------



                   Signature------------------- Date------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.